Exhibit (d)(2)

AMENDED AND RESTATED

SCHEDULE A

(as of             , 2014)

BMO Funds

Portfolio	Effective Date	Initial Term
BMO Low Volatility Equity Fund	September 27, 2012	August 31, 2013
BMO Large-Cap Value Fund	October 6, 2011	August 31, 2012
BMO Dividend Income Fund	December 29, 2011	August 31, 2012
BMO Large-Cap Growth Fund	October 6, 2011	August 31, 2012
BMO Mid-Cap Value Fund	October 6, 2011	August 31, 2012
BMO Mid-Cap Growth Fund	October 6, 2011	August 31, 2012
BMO Small-Cap Value Fund	October 6, 2011	August 31, 2012
BMO Small-Cap Growth Fund	October 6, 2011	August 31, 2012
BMO Pyrford International Stock Fund	December 29, 2011	August 31, 2012
BMO LGM Emerging Markets Equity Fund	October 6, 2011	August 31, 2012
BMO Pyrford Global Strategic Return Fund	December 29, 2011	August 31, 2012
BMO Ultra Short Tax-Free Fund	October 6, 2011	August 31, 2012
BMO Short Tax-Free Fund	September 27, 2012	August 31, 2013
BMO Short-Term Income Fund	October 6, 2011	August 31, 2012
BMO TCH Intermediate Income Fund	October 6, 2011	August 31, 2012
BMO Intermediate Tax-Free Fund	October 6, 2011	August 31, 2012
BMO Mortgage Income Fund	October 6, 2011	August 31, 2012
BMO TCH Corporate Income Fund	October 6, 2011	August 31, 2012
BMO TCH Core Plus Bond Fund	October 6, 2011	August 31, 2012
BMO Monegy High Yield Bond Fund	December 29, 2011	August 31, 2012
BMO TCH Emerging Markets Bond Fund	September 27, 2012	August 31, 2013
BMO Government Money Market Fund	October 6, 2011	August 31, 2012
BMO Tax-Free Money Market Fund	October 6, 2011	August 31, 2012
BMO Prime Money Market Fund	October 6, 2011	August 31, 2012
BMO Target Retirement 2010 Fund	August 29, 2013	August 29, 2015
BMO Target Retirement 2020 Fund	August 29, 2013	August 29, 2015
BMO Target Retirement 2030 Fund	August 29, 2013	August 29, 2015
BMO Target Retirement 2040 Fund	August 29, 2013	August 29, 2015
BMO Target Retirement 2050 Fund	August 29, 2013	August 29, 2015

Portfolio	Effective Date	Initial Term
BMO Micro-Cap Fund	September 30, 2013	September 30, 2015
BMO Global Low Volatility Equity Fund	September 30, 2013	September 30, 2015
BMO Target Retirement 2015 Fund	December 27, 2013	December 27, 2015
BMO Target Retirement 2025 Fund	December 27, 2013	December 27, 2015
BMO Target Retirement 2035 Fund	December 27, 2013	December 27, 2015
BMO Target Retirement 2045 Fund	December 27, 2013	December 27, 2015
BMO Target Retirement 2055 Fund	December 27, 2013	December 27, 2015
BMO Small-Cap Core Fund	December 27, 2013	December 27, 2015
BMO Pyrford Global Equity Fund	December 27, 2013	December 27, 2015
BMO Multi-Asset Income Fund	December 27, 2013	December 27, 2015
BMO Global Natural Resources Fund	December 27, 2013	December 27, 2015
BMO Diversified Income Fund	May 30, 2014	May 30, 2016
BMO Moderate Balanced Fund	May 30, 2014	May 30, 2016
BMO Growth Balanced Fund	May 30, 2014	May 30, 2016
BMO Aggressive Allocation Fund	May 30, 2014	May 30, 2016
BMO Diversified Stock Fund	May 30, 2014	May 30, 2016
BMO Aggressive Stock Fund	May 30, 2014	May 30, 2016
BMO Alternative Strategies Fund	December 15, 2014	December 15, 2016

AMENDED AND RESTATED SCHEDULE B

For all services rendered by the Adviser pursuant to the Agreement, each Portfolio of the Fund shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered, an annual investment advisory fee calculated by applying the applicable annual rate to the average daily net assets of the Portfolio as set forth below.

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $500 million	on the next $200 million	on the next $100 million	in excess of $800 million
BMO Low Volatility Equity Fund	0.50%	0.49%	0.45%	0.40%
BMO Large-Cap Value Fund	0.75%	0.74%	0.70%	0.65%
BMO Dividend Income Fund	0.50%	0.49%	0.45%	0.40%
BMO Large-Cap Growth Fund	0.75%	0.74%	0.70%	0.65%
BMO Mid-Cap Value Fund	0.685%	0.67%	0.57%	0.51%
BMO Mid-Cap Growth Fund	0.685%	0.67%	0.57%	0.51%
BMO Small-Cap Value Fund	0.685%	0.68%	0.62%	0.61%
BMO Small-Cap Growth Fund	1.00%	1.00%	1.00%	1.00%
BMO Pyrford International Stock Fund	0.735%	0.72%	0.62%	0.56%
BMO LGM Emerging Markets Equity Fund	0.90%	0.89%	0.85%	0.80%
BMO Pyrford Global Strategic Return Fund	0.80%	0.79%	0.75%	0.70%
BMO Ultra Short Tax-Free Fund	0.20%	0.19%	0.10%	0.10%
BMO Short Tax-Free Fund	0.25%	0.24%	0.15%	0.15%
BMO Short-Term Income Fund	0.20%	0.19%	0.10%	0.10%
BMO TCH Intermediate Income Fund	0.40%	0.39%	0.30%	0.25%
BMO Intermediate Tax-Free Fund	0.30%	0.29%	0.20%	0.15%
BMO Mortgage Income Fund	0.40%	0.39%	0.30%	0.25%
BMO TCH Corporate Income Fund	0.25%	0.24%	0.15%	0.10%
BMO TCH Core Plus Bond Fund	0.25%	0.24%	0.15%	0.10%
BMO Monegy High Yield Bond Fund	0.50%	0.50%	0.50%	0.50%
BMO TCH Emerging Markets Bond Fund	0.60%	0.59%	0.55%	0.55%
BMO Micro-Cap Fund	0.90%	0.90%	0.90%	0.90%
BMO Global Low Volatility Equity Fund	0.65%	0.64%	0.60%	0.55%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $1 billion	on the next $1 billion	in excess of $2 billion
BMO Small-Cap Core Fund	0.65%	0.625%	0.60%
BMO Pyrford Global Equity Fund	0.60%	0.575%	0.55%
BMO Global Natural Resources Fund	0.65%	0.625%	0.60%
BMO Multi-Asset Income Fund	0.25%	0.225%	0.20%
BMO Alternative Strategies Fund	1.70%	1.675%	1.65%

	Annual Investment Advisory Fee as a Percentage of Each Portfolio’s Aggregate Daily Net Assets
Portfolio	on the first $2 billion	on the next $2 billion	on the next $2 billion	on the next $2 billion	in excess of $8 billion
BMO Government Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Tax-Free Money Market Fund	0.200%	0.185%	0.170%	0.155%	0.140%
BMO Prime Money Market Fund	0.150%	0.135%	0.120%	0.105%	0.090%

The investment advisory fee shall accrue daily at the rate of 1/365th of the applicable annual rate applied to the daily net assets of the Portfolio. The investment advisory fee so accrued shall be paid to the Adviser monthly.

No investment advisory fee shall be payable to the Adviser with respect to the following portfolios of the Fund:

Portfolio
BMO Target Retirement 2010 Fund
BMO Target Retirement 2020 Fund
BMO Target Retirement 2030 Fund
BMO Target Retirement 2040 Fund
BMO Target Retirement 2050 Fund
BMO Target Retirement 2015 Fund
BMO Target Retirement 2025 Fund
BMO Target Retirement 2035 Fund
BMO Target Retirement 2045 Fund
BMO Target Retirement 2055 Fund
BMO Diversified Income Fund
BMO Moderate Balanced Fund

BMO Growth Balanced Fund
BMO Aggressive Allocation Fund
BMO Diversified Stock Fund
BMO Aggressive Stock Fund

Effective this             day of                     , 2014.

BMO Funds, Inc.		BMO Asset Management Corp.

By:		By:
Name:	John M. Blaser	Name:	Barry S. McInerney
Title:	President	Title:	Chief Executive Officer

BMO Asset Management Corp.

By:
		Name:	Steven J. Arquilla
		Title:	Chief Operating Officer